      As filed with the Securities and Exchange Commission on June 2,1999.
                                                   Registration No. 333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                                 NORDSTROM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Washington                              91-0515058
(State or other jurisdiction            (I.R.S. Employer Identification
of incorporation or organization)                    No.)

    1617 Sixth Avenue, 6th Floor               N. Claire Stack
     Seattle, Washington  98101           1617 Sixth Avenue, 6th Floor
  (Address of Principal Executive          Seattle, Washington  98101
    Offices, including zip code)                (206) 233-6248
                                          (Name, address and telephone
                                         number, including area code, of
                                               agent for service)

      Nordstrom, Inc. Profit Sharing and Employee Deferral Retirement Plan
                              (Full Title of Plan)

                                   Copies to:
                               Gregory L. Anderson
                               Eric Scott Carnell
                         Lane Powell Spears Lubersky LLP
                          1420 Fifth Avenue, Suite 4100
                         Seattle, Washington 98101-2338

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
Title of       Amount To Be  Proposed       Proposed  Maximum
Securities     Registered    Maximum        Aggregate          Amount of
To Be          (2)           Offering       Offering Price(2)  Registration
Registered (1)               Price Per                         Fee
                             Share(3)
---------------------------------------------------------------------------
Common        |             |               |                  |
Stock, no     | 1,000,000   | $34.56        | $34,560,000      | $9,608
par value     |             |               |                  |
---------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also registers an indeterminate amount of interest to be offered or sold pursuant to the Plan.

(2) Together with an indeterminate number of additional shares of Common Stock which may be necessary to adjust the number of shares of Common Stock as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $34.56 based on the average of the high ($35.25) and low ($33.875) sales prices for the Common Stock on May 27, 1999 as reported on the Nasdaq National Market.

                                     PART II

                              INFORMATION REQUIRED IN
                             THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended January 31, 1999, filed with the Commission on March 23, 1999, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act on June 2, 1999 (File No. 0-6074).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed (such documents and the documents enumerated in paragraph (a) through (c) above, being hereinafter referred to a "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article XII of the Bylaws (as amended and restated) of the Registrant authorizes the Registrant to indemnify any present or former director, officer, employee or agent to the fullest extent not prohibited by the Washington Business Corporation Act. Provisions of the Washington Business Corporation Act (RCW 23B.08.510 and .570) give the Registrant power to indemnify directors, officers, employees and agents of the Registrant and those serving at the Registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article IX of the Amended and Restated Articles of Incorporation of the Registrant eliminates any personal liability of a director to the Registrant or its shareholders for monetary damages for conduct as a director, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when Article IX of the Amended and Restated Articles of Incorporation of the Registrant became effective. If the Washington Business Corporation Act is subsequently amended to change in a manner affecting the Registrant's power to eliminate or limit the liability of a director to the Registrant, then, upon the effective date of the amendment and without further act: (i) if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or (ii) if the amendment changes to power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Washington Business Corporation Act as so amended.
Article IX of the Amended and Restated Articles of Incorporation of the Registrant also contains a provision that no amendment or repeal of the amended and restated Articles of Incorporation of the Registrant shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

The Registrant carries directors' and officers' liability insurance which generally insures officers and directors of the Registrant against certain liabilities by reason of certain acts and omissions in connection with their duties for the Registrant.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Registrant has submitted the Plan to the Internal Revenue Service ("IRS") and hereby undertakes to submit any amendment thereto to the IRS in a timely manner, and to make all changes required by the IRS to maintain qualification of the Plan.

Exhibit
Number     Description

   10.1    Nordstrom, Inc. Profit Sharing and Employee Deferral
           Retirement Plan

   23.1    Consent of Deloitte & Touche LLP

   24.1    Power of Attorney (see signature page)


Item 9.  Undertakings.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs A.(1)(i) and A.(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10 (a)(3) of the Act need not be furnished, provided, that such Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding to foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 28th day of May, 1999.

                                        NORDSTROM, INC.

                                        /s/                  Michael A. Stein
                                        -------------------------------------
                                       By: Michael A. Stein, Executive Vice
                                           President and Chief Financial
                                           Officer

                                POWER OF ATTORNEY


Each person whose individual signature appears below hereby authorizes Michael A. Stein as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 28th day of May, 1999.

SIGNATURE                       TITLE
---------                       -----

/s/        John J. Whitacre
------------------------------- Chairman and Director (Principal Executive
   John J. Whitacre             Officer)

/s/        Michael A. Stein
------------------------------- Executive Vice President and Chief Financial
   Michael A. Stein             Officer (Principal Accounting and Principal
                                Financial Officer)

/s/      D. Wayne Gittinger
------------------------------- Director
   D. Wayne Gittinger

/s/      John N. Nordstrom
------------------------------- Director
    John N. Nordstrom

/s/  Enrique Hernandez, Jr.
------------------------------- Director
   Enrique Hernandez, Jr.

/s/  Alfred E. Osborne, Jr.
------------------------------- Director
    Alfred E. Osborne, Jr.

/s/       Ann D. McLaughlin
------------------------------- Director
   Ann D. McLaughlin

/s/  William D. Ruckelshaus
------------------------------- Director
    William D. Ruckelshaus

/s/        John A. McMillan
------------------------------- Director
   John A. McMillan

/s/ Elizabeth Crownhart Vaughan
------------------------------- Director
    Elizabeth Crownhart Vaughan

/s/      Bruce A. Nordstrom
------------------------------- Director
   Bruce A. Nordstrom

/s/      Bruce G. Willison
------------------------------- Director
    Bruce G. Willison

                                INDEX TO EXHIBITS


Exhibit
Number                                Description

10.1    Nordstrom, Inc. Profit Sharing and Employee Deferral Retirement
        Plan

23.1    Consent of Deloitte & Touche LLP

24.1    Power of Attorney (see signature page)